                                                                    EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

Blonder Tongue Laboratories, Inc.

We consent to the incorporation by reference in the Registration  Statement Nos.
333-15039, 333-52519, 333-37670, 333-96993, 333-111367 and 333-126064 of Blonder
Tongue  Laboratories,  Inc.  on Form  S-8 and  Registration  Statement  No.  No.
333-53045 of Blonder Tongue Laboratories, Inc. on Form S-3, of our reports dated
April 12, 2005 (except for Note 13 for which date is March 27,  2007),  relating to  the  consolidated  financial  statements  and  schedule  of  Blonder  Tongue
Laboratories,  Inc. included in the Company's Annual Report on on this Form 10-K for the year ended December 31, 2006.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Woodbridge, New Jersey

March 30, 2007